VSC TERM SECURITY AGREEMENT

            THIS AGREEMENT, dated as of the 1 day of May, 1998, is made by VITAMIN SPECIALTIES CORP., a Pennsylvania corporation (the "Grantor"), in favor of THE CHASE MANHATTAN BANK in its capacity as Agent under the Term Loan Agreement hereinafter referred to (the "Agent").

                              Preliminary Statement

            A. Contemporaneously herewith, IVC Industries, Inc., a Delaware corporation (the "Borrower"), is entering into a certain Term Loan Agreement dated the date hereof (which, as the same may be hereafter amended or supplemented from time to time, will be called herein the "Term Loan Agreement") among itself, the Banks party thereto and the Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Term Loan Agreement.

            B. Contemporaneously herewith, the Grantor is executing and delivering a guaranty dated the date hereof (which, as the same may hereafter be amended or supplemented from time to time, will be called herein the "VSC Term Guaranty") in favor of the Agent and the Banks, pursuant to which the Grantor is guaranteeing all the obligations and liabilities (now existing or hereafter arising) of the Borrower to any or all of the Agent and the Banks under the Term Loan Agreement or any of the other Term Loan Documents.

            C. The execution and delivery of this Agreement is required in order to induce the Banks and the Agent to enter into the Term Loan Agreement.

            NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Banks and the Agent to enter into the Term Loan Agreement, the Grantor hereby agrees as follows:

            As used in this Agreement, the term "Liabilities" shall mean all obligations and liabilities (now existing or hereafter arising) of the Grantor to any or all of the Agent and the Banks under the VSC Term Guaranty.

            The term "Security" shall mean all personal property and fixtures of the Grantor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all money, goods (including equipment, farm products and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims, demands, precious metals and any other property, rights and interests of the Grantor, and shall include the proceeds, products and accessions of and to any thereof. The Security includes (without limitation) the following assets of the
Grantor:

                 (a) all inventories;

                  (b) all tangible personal property, computer equipment, brochures, store signage, store fixtures and leasehold improvements, including tangible personal property referred to on Schedule 1.03 of the HealthRite Purchase Agreement;

                  (c) all cash actually present "in the till" at any of the Stores;

                  (d) all accounts receivable;

                  (e) all rights in leases of the Stores;

                  (f) all rights in purchase orders, sales orders, order books, mailing lists, customer accounts and customer lists and records;

                  (g) all rights in intellectual property, including the names "Vitamin Specialties" and "Herbal Specialties", proprietary information, computer software, customer lists, mailing lists, trade secrets, patents, patent applications, copyrights, copyright applications, trademarks, service marks, trademark or service mark registration applications, art work, boards, plates, films and related art work (such as in catalogs), tradenames, licenses of any such property or rights, goodwill and permits;

                  (h) all necessary permits and certificates issued or granted;

                  (i) all books and records, including, without limitation, quality control records and computer software and data bases; and

                  (j) all goodwill.

            As security for the payment of all the Liabilities, the Grantor hereby grants to the Agent a security interest in and a general lien upon the Security.

            At any time and from time to time, upon the demand of the Agent, the Grantor will: (1) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder or with respect to such security interest; and (2) permit representatives of the Agent or any Bank at any time during business hours to inspect its inventory and to inspect and make abstracts from the Grantor's books and records pertaining to the Security. The right is expressly granted to the Agent, at its discretion, to file one or more financing statements under the Uniform Commercial Code naming the Grantor as debtor and the Agent as secured party and indicating therein the types or describing the items of Security herein specified. A photographic or other reproduction of this agreement shall be sufficient as a financing statement. With respect to the Security, or any part thereof, which at any time shall come into the possession or custody or under the control of the Agent or any Bank or any of their agents, associates or correspondents, for any purpose, the right is expressly granted to the Agent, at its discretion, to transfer to or register in the name of itself or its nominee any of the Security; and to exercise or cause its nominee to exercise all or any powers with respect to the Security with the same force and effect as an absolute owner thereof; all without notice (except such notice as may be required by applicable law and cannot be waived) and without liability except to account for property actually received by it.

            The Agent at its discretion may, if an Event of Default exists, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Security, but the Agent shall be under no obligation to do so, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor. The Agent shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Security. If an Event of Default exists, the Agent may use or operate any of the Security for the purpose of preserving the Security or its value in the manner and to the extent the Agent reasonably deems appropriate, but the Agent shall be under no obligation to do so. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, at the request of the Agent, assemble the Security at such place or places as the Agent designates in its request, and, to the extent permitted by applicable law, the Agent shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Security or any part thereof and to enter any premises for the purpose of taking possession thereof. The Agent shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted). In addition, with respect to the Security, or any part thereof, which shall then be or shall thereafter come into the possession or custody of the Agent, any Bank or any of their agents, associates or correspondents, the Agent may sell or cause to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Security, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, the Grantor hereby waives the requirements of said Code), and the Agent or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Grantor, any such demand, notice or right and equity being hereby expressly waived and released. The Grantor will pay to the Agent all reasonable expenses (including reasonable attorneys' fees and legal expenses incurred by any or all of the Agent and the Banks) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale of any of the Security or receipt of the proceeds thereof, and for the care of the Security and defending or asserting the rights and claims of the Agent in respect thereof, by litigation or otherwise, including expense of insurance; and all such expenses shall be indebtedness within the terms of this agreement. Notwithstanding that the Agent, whether in its own behalf and/or in behalf of another or others, may continue to hold Security and regardless of the value thereof, the Grantor shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities and expenses at any time unpaid.

      No delay on the part of the Agent in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which any or all of the Agent and the Banks may otherwise have. The Grantor hereby waive(s) presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Security and any and all other notices and demands whatsoever, whether or not relating to such instruments.

      No provision hereof shall be modified or limited except by a written instrument executed by the party sought to be charged therewith, expressly referring hereto and to the provision so modified or limited. This agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns, and shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

      Upon any assignment by the Agent to the Designated Party of this Agreement, the Excluded VSC Assets shall automatically be released from the Lien of this Agreement (without any need for any documentation or consent on the part of the Agent or the Designated Party, such automatic release being a condition of the grant herein of such Lien); but the Excluded VSC Assets shall remain subject to the Lien granted by the Grantor (pursuant to a separate security agreement being granted by the Grantor contemporaneously herewith) to secure obligations under the Revolving Credit Agreement. As used herein, the term "Excluded VSC Assets" means (i) any and all cash (including, without limitation, deposit accounts and investments that are cash equivalents) of VSC existing on the day on which the Agent assigns to the Designated Party the Lien of the Agent in the Vitamin Specialties Assets, other than cash "in the till" at the Stores on the day on which the Agent assigns to the Designated Party; provided, however, that all cash that is received by VSC after such day shall not constitute Excluded VSC Assets; and (ii) any and all inventory of VSC that is not located at a Store, except for any such inventory that shall have already been paid for by VSC. The Excluded VSC Assets are intended to be excluded from any assignment by the Agent to the Designated Party of the Lien of the Agent in the Vitamin Specialties Assets; but the Excluded VSC Assets will remain subject to the Lien securing the obligations under Revolving Credit Agreement.

      Grantor acknowledges that the Designated Party has agreed to execute and deliver the Designated Party Term Guaranty in reliance upon this Agreement, among other things. In order to further induce the Designated Party to execute and deliver the Designated Party Term Guaranty, Grantor agrees that, upon any assignment of the Loans to the Designated Party pursuant to Section 1 of the Term Intercreditor Agreement, Grantor will permit the Designated Party or its designees, at the Designated Party's option, to take over any or all operations of Grantor at any of its locations, with full power to control and to conduct any or all aspects of Grantor's operations as the Designated Party may see fit, for the purposes of applying or generating cash on hand or cash from operations or sales of inventory or assets, for the purposes of reimbursing the Designated Party for amounts paid by it under or in connection with the Designated Party Term Guaranty, including its and its designees' expenses in connection with any such operations, until all such amounts and expenses have been fully and finally reimbursed and paid. Grantor agrees to indemnify the Designated Party, its designees, and their officers, directors, employees and agents, from and against any and all liabilities and expenses incurred by them in such connection, except for their gross negligence or willful misconduct.


                                          VITAMIN SPECIALTIES CORP.


                                          By:  /s/ I. Alan Hirschfeld
                                               ---------------------------------
                                               Name:
                                               Title: